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                              SUBADVISORY AGREEMENT

THIS AGREEMENT is made by and among AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut corporation (the "Adviser"), AETNA VARIABLE PORTFOLIOS, INC., a Maryland Corporation (the "Fund"), on behalf of its AETNA TECHNOLOGY VP (the "Series") and Elijah Asset Management, LLC, a Delaware limited liability company (the "Subadviser"), as of the date set forth below.

                               W I T N E S S E T H

WHEREAS, the Fund is registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified, management investment company consisting of multiple investment portfolios, under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, pursuant to authority granted by the Fund's Articles of Incorporation, the Fund has established the Series as a separate investment portfolio; and

WHEREAS, both the Adviser and the Subadviser are registered with the Commission as investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and both are in the business of acting as investment advisers; and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement with the Fund, on behalf of the Series (the "Investment Advisory Agreement"), which appoints the Adviser as the investment adviser for the Series; and

WHEREAS, the Investment Advisory Agreement authorizes the Adviser to delegate all or a portion of its obligations under the Investment Advisory Agreement to a subadviser;

NOW THEREFORE, the parties agree as follows:

I.    APPOINTMENT AND OBLIGATIONS OF THE SUBADVISER

Subject to the terms and conditions of this Agreement, the Adviser and the Fund, on behalf of the Series, hereby appoint the Subadviser to manage the assets of the Series as set forth below in Section II, under the supervision of the Adviser and subject to the approval and direction of the Fund's Board of Directors (the "Board"). The Subadviser hereby accepts such appointment and agrees that it shall, for all purposes herein, undertake such obligations as an independent contractor and not as an agent of the Adviser. The Subadviser agrees that except as required to carry out its duties under this Agreement or as otherwise expressly authorized, it has no authority to act for or represent the Series, the Fund or the Adviser in any way. The Subadviser agrees that the Adviser shall have the right at all times upon reasonable notice to inspect the offices and the records of the Subadviser that relate to the Subadviser's performance of this Agreement.

II.   DUTIES OF THE SUBADVISER AND THE ADVISER

      A.  Duties of the Subadviser

      The Subadviser shall regularly provide investment advice with respect to the assets held by the Series and shall continuously supervise the investment and reinvestment of securities, instruments or other property (excluding cash and cash instruments) comprising the assets of the Series. In carrying out these duties, the Subadviser shall:


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          1.  select the securities (other than cash instruments) to be purchased, sold or exchanged by the Series or otherwise represented in the Series' investment portfolio and regularly report thereon to the Adviser and, at the request of the Adviser, to the Board;

          2. place trade orders with broker-dealers, which may include brokers or dealers affiliated with the Subadviser or the Adviser. The Subadviser shall use its best efforts to seek to execute portfolio transactions at prices that are advantageous to the Series giving consideration to the services and research provided and at commission rates that are reasonable in relation to the benefits received;

          3. formulate and implement continuing programs for the purchase and sale of securities (other than cash instruments) and regularly report thereon to the Adviser and, at the request of the Adviser or the Series, to the Board;

          4. inform the Adviser on a daily basis of the amount of Series assets that will need to be invested or reinvested in cash and cash instruments; and

          5. establish and maintain appropriate policies and procedures including, but not limited to, a code of ethics, which are designed to ensure that the management of the Series is implemented in compliance with the 1940 Act, the Advisers Act, and the rules thereunder.

      B.  Duties of the Adviser

      The Adviser shall retain responsibility for oversight of all activities of the Subadviser and for monitoring its activities on behalf of the Series. The Adviser also is responsible for the investment and reinvestment of cash and cash instruments maintained by the Series. In carrying out its obligations under this Agreement and the Investment Advisory Agreement, the Adviser shall:

          1. monitor the investment program maintained by the Subadviser for the Series and the Subadviser's compliance program to ensure that the Series' assets are invested in compliance with the Subadvisory Agreement and the Series' investment objectives and policies as adopted by the Board and described in the most current effective amendment of the registration statement for the Fund, as filed with the Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act ("Registration Statement");

          2. formulate and implement continuing programs for the purchase and sale of cash and cash instruments;

          3. file all periodic reports pertaining to the Series required to be filed with the applicable regulatory authorities;

          4. review and deliver to the Board all financial, performance and other reports prepared by the Subadviser and/or Adviser under the provisions of this Agreement or as requested by the Board;

          5. maintain contact with and enter into arrangements with the custodian, transfer agent, auditors, outside counsel, and other third parties providing services to the Series; and


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          6.  give instructions to the custodian and/or sub-custodian of the
              Series, concerning deliveries of securities and payments of cash for the Series, as required to carry out the investment activities of the Series as contemplated by this Agreement.

      To the extent that the Series incurs a loss as a result of the Adviser's failure to adequately fulfill its duties hereunder, and not as a result of the Subadviser's negligence, the Adviser agrees that it shall be solely responsible to make the Series whole.

III.  REPRESENTATIONS AND WARRANTIES

      A.  Representations and Warranties of the Subadviser

      The Subadviser hereby represents and warrants to the Fund and Adviser as follows:

          1. DUE ORGANIZATION AND AUTHORIZATION. The Subadviser is duly organized and is in good standing under the laws of the State of Delaware and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          2. REGISTRATION. The Subadviser is registered as an investment adviser with the Commission under the Advisers Act. The Subadviser shall maintain such registration in effect at all times during the term of this Agreement.

          3. REGULATORY ORDERS. The Subadviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Subadviser will notify the Adviser and the Series immediately if any such order is issued or if any proceeding is commenced that could result in such an order.

          4. COMPLIANCE. The Subadviser has in place compliance systems and procedures designed to meet the requirements of the Advisers Act and the 1940 Act and it shall at all times assure that its activities in connection with managing the Series follow these procedures.

      B.  Representations and Warranties of the Adviser

      The Adviser hereby represents and warrants to the Subadviser as follows:

          1. DUE ORGANIZATION AND AUTHORIZATION. The Adviser is duly organized and is in good standing under the laws of the State of Connecticut and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

          2. REGISTRATION. The Adviser is registered as an investment adviser with the Commission under the Advisers Act. The Adviser shall maintain such registration or license in effect at all times during the term of this Agreement.

          3. REGULATORY ORDERS. The Adviser is not subject to any stop orders, injunctions or other orders of any regulatory authority affecting its ability to carry out the terms of this Agreement. The Adviser will notify the Subadviser and the Series immediately if any such order is issued or if any proceeding is commenced that could result in such an order.


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          4.  COMPLIANCE. The Adviser has in place compliance systems and procedures designed to meet the requirements of the Advisers Act and the 1940 Act and it shall at all times assure that its activities in connection with managing the Series follow these procedures.

      C.  Representations and Warranties of the Fund

      The Fund hereby represents and warrants to the Adviser and Subadviser as follows:

          1. DUE ORGANIZATION AND AUTHORIZATION. The Fund has been duly incorporated as a Corporation under the laws of the State of Maryland and it is authorized to enter into this Agreement and carry out its obligations hereunder.

          2. REGISTRATION. The Fund is registered as an investment company with the Commission under the 1940 Act and shares of the Fund are registered or qualified for offer and sale to the public under the 1933 Act and all applicable state securities laws. Such registrations or qualifications will be kept in effect during the term of this Agreement.

IV.   BROKER-DEALER RELATIONSHIPS

In selecting broker-dealers qualified to execute a particular equity transaction, brokers or dealers may be selected who also provide brokerage or research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser and/or the other accounts over which the Subadviser or its affiliates exercise investment discretion. The Subadviser is authorized to pay a broker or dealer that provides such brokerage or research services a commission for executing a portfolio transaction for the Series that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer and is paid in compliance with Section 28(e). This determination may be viewed in terms of either that particular transaction or the overall responsibilities that the Subadviser and its affiliates have with respect to accounts over which they exercise investment discretion. The Subadviser may consider the sale of shares of the Series and of other investment companies advised by the Adviser as a factor in the selection of brokers or dealers to effect transactions for the Series, subject to the Subadviser's duty to seek best execution. The Subadviser may also select brokers or dealers to effect transactions for the Series that provide payment for expenses of the Series. The Board shall periodically review the commissions paid by the Series to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits received.

V.    CONTROL BY THE BOARD OF DIRECTORS

Any investment program undertaken by the Subadviser pursuant to this Agreement, as well as any other activities undertaken by the Subadviser at the direction of the Adviser on behalf of the Series, shall at all times be subject to any directives of the Board.

VI.   COMPLIANCE WITH APPLICABLE REQUIREMENTS

In carrying out its obligations under this Agreement, the Adviser and Subadviser shall at all times conform to:

      1. all applicable provisions of the 1940 Act, the Advisers Act and any rules and regulations adopted thereunder;


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      2.  all policies and procedures of the Series as adopted by the Board and as described in the Registration Statement;

      3. the provisions of the Articles of Incorporation of the Fund, as amended from time to time;

      4. the provisions of the Bylaws of the Fund, as amended from time to time; and

      5.  any other applicable provisions of state or federal law.

VII.  COMPENSATION

The Adviser shall pay the Subadviser, as compensation for services rendered hereunder, from its own assets, an annual fee equal to 0.50% of the average daily net assets in the Series. The fee shall be payable monthly. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily at the rate of 1/365 (1/366 in the event of a leap year) of the annual fee applied to the daily net assets of the Series. If this Agreement becomes effective subsequent to the first day of a month or shall terminate prior to the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.

VIII. ALLOCATION OF EXPENSES

The Subadviser shall pay the salaries, employment benefits and other related costs of those of its personnel engaged in providing investment advice to the Series hereunder, including, but not limited to, office space, office equipment, telephone and postage costs. The Subadviser shall not be responsible for any other expenses related to the operation of the Fund.

IX.   NONEXCLUSIVITY

The services of the Subadviser with respect to the Series are not to be deemed to be exclusive, and the Subadviser shall be free to render investment advisory and administrative or other services to others (including other investment companies) and to engage in other activities. It is understood that officers or directors of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors or trustees of any other firm or trust, including other investment advisory companies.

X.    TERM

This Agreement shall become effective at the close of business on the date hereof and shall remain in force and effect through December 31, 2001, unless earlier terminated under the provisions of Article XI. Following the expiration of its initial term, the Agreement shall continue in force and effect for one year periods, provided such continuance is specifically approved at least annually:

      1. (a) by the Board or (b) by the vote of a majority of the Series' outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act), and

      2. by the affirmative vote of a majority of the directors who are not parties to this Agreement or interested persons of a party to this Agreement (other than as a director of the Fund), by votes cast in person at a meeting specifically called for such purpose.


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XI.   TERMINATION

This Agreement may be terminated:

      1. at any time, without the payment of any penalty, by vote of the Board or by vote of a majority of the outstanding voting securities of the Series; or

      2. by the Subadviser on sixty (60) days' written notice to both the Adviser and the Fund, unless written notice is waived by the party(ies) required to be notified; or

      3. automatically in the event there is an "assignment" of this Agreement, as defined in Section 2(a)(4) of the 1940 Act.

XII.  LIABILITY

The Subadviser shall be liable to the Series and the Adviser and shall indemnify the Series and the Adviser for any losses incurred by the Series or the Adviser whether in the purchase, holding, or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Subadviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Subadviser of its duties under this Agreement, in connection with the services rendered by the Subadviser hereunder.

The Adviser shall be liable to the Series and the Subadviser and shall indemnify the Series and the Subadviser for any losses incurred by the Series or the Subadviser whether in the purchase, holding, or sale of any security or otherwise, to the extent that such losses resulted from an act or omission on the part of the Adviser or its officers, directors or employees, that is found to involve willful misfeasance, bad faith or negligence, or reckless disregard by the Adviser of its duties under this Agreement, in connection with the services rendered by the Adviser hereunder.

Nothing herein shall relieve the Adviser of its responsibilities to the Fund, as set forth in the Investment Advisory Agreement.

XIII. NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such address shall be:

      IF TO THE FUND, ON BEHALF OF THE SERIES OR THE ADVISER:

      10 State House Square, SH11
      Hartford, Connecticut 06103-3602
      Fax number: 860/275-2158
      Attn: Secretary

      IF TO THE SUBADVISER:

      100 Pine Street, Suite 420
      San Francisco, California 94111
      Fax number: 415/274-2461
      Attention: Chief Executive Officer


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XIV.  QUESTIONS OF INTERPRETATION

This Agreement shall be governed by the laws of the State of Connecticut. Either party shall have the right to require that any dispute arising under the Agreement be submitted to binding arbitration at the American Arbitration Association ("AAA") located in New York, New York, in accordance with the AAA's applicable rules and procedures for dispute resolution.

XV.   SALES PROMOTION

The Subadviser may not use any sales literature, advertising material (including material disseminated through radio, television, or other electronic media) or other communications concerning Series shares or that include the name of the Series or the Adviser without obtaining the Adviser's prior written approval. Notwithstanding the foregoing, nothing herein shall prohibit the Subadviser or any of its principals from using the name of the Fund, the Series or the Adviser in a biographical description of the Subadviser or its principals or prohibit the use of the performance of the Fund or the Series (to the extent permissible under the U.S. federal and state securities laws) in sales literature, advertising material or other communications of the Subadviser that describes the composite performance record of the Subadviser or its principals.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the 13th day of December 2000.



                                         Aeltus Investment Management, Inc.

Attest:

By:  /s/ Michael Gioffre                 By:  /s/ Neil Kochen
     -------------------------                ----------------------------
Name:    Michael Gioffre                 Name:    Neil Kochen
         ---------------------                  --------------------------
Title:  Secretary                        Title:  Managing Director
        ----------------------                 ---------------------------


                                         Elijah Asset Management, LLC

Attest:

By:  /s/ Roderick R. Berry               By:  /s/ Ronald E. Elijah
     -------------------------                ----------------------------
Name:    Roderick R. Berry               Name:    Ronald E. Elijah
         ---------------------                  --------------------------
Title:  President                        Title:  CEO
        ----------------------                 ---------------------------


                                         Aetna Variable Portfolios, Inc.
                                         on behalf of Aetna Technology VP

Attest:

By:  /s/ Daniel E. Burton                By:  /s/ J. Scott Fox
     -------------------------               -----------------------------
Name:    Daniel E. Burton                Name:    J. Scott Fox
         ---------------------                  --------------------------
Title:  Secretary                        Title:  President
        ----------------------                 ---------------------------


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